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                                                                EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report for AssureNet Pathways, Inc. (formerly Digital Pathways, Inc.) and to all references to our Firm included in or made a part of this Amendment No. 2 to Registration Statement.



                                        /s/ Arthur Andersen LLP
San Jose, California

March 6, 1997